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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation by reference of our Independent Auditors' Report dated February 27, 2001 (except for Note 15, which is as of March 5, 2001), on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2000 and 1999, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around September 20, 2001.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
September 19, 2001